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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DIGITAL THEATER SYSTEMS, INC.

         Digital Theater Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Digital Theater Systems, Inc. Digital Theater Systems, Inc. was originally incorporated under the same name, and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 1, 1997.

         2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.

         3. The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

                                   ARTICLE I

         The name of the corporation is Digital Theater Systems, Inc.

                                   ARTICLE II

         The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         This corporation is authorized to issue two classes of shares, which shall be designated as Common Stock and Preferred Stock, respectively. The total number of shares of Common Stock which this corporation is authorized to issue is 30,000,000, $.0001 par value per share, and 10,000,000 shares of Preferred Stock, $.0001 par value per share of which 5,943,536 shares of Preferred Stock, $.0001 par value per share are designated as "Series A Preferred Stock (the "Series A Preferred Stock") and 1,857,355 shares of Preferred Stock, $.0001 par value per share are designated as "Series B Preferred Stock (the "Series B Preferred Stock"). The Board of

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Directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

         A. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  a. The number of shares constituting that series and the distinctive designation of that series;

                  b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  d. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  e. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

                  h. Any other relative rights, preferences and limitations of that series.

         The holders of the Common Stock shall have no preemptive rights as holders of stock to subscribe for any shares of any class of stock of the corporation, whether now or hereafter authorized. Except as otherwise required by law, the holder of each share of Common Stock issued and outstanding shall have one vote.

         B. The powers, preferences, rights, restrictions and other matters relating to the Series A Preferred Stock and the Series B Preferred Stock are as follows:

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         SECTION 1.        DEFINITIONS.

         As used herein, the following terms shall have the following meanings:

                  (a) "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person, with control consisting of the power, by stock ownership, contract right or otherwise, to influence the management or control of a person.

                  (b) "Annual Dividend Period" shall have the meaning set forth in Section 2(a) of Article IV.

                  (c) "Board" shall mean the Board of Directors of the Corporation.

                  (d) "Certificate of Incorporation" shall mean this Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware.

                  (e) "Common Stock" shall mean the Corporation's common stock, $.0001 par value per share.

                  (f) "Convertible Securities" shall mean any stock or securities convertible, directly or indirectly, into or exchangeable for Common Stock or Preferred Stock.

                  (g) "Director Appointment Termination" has the meaning set forth in Section 5(d) of Article IV.

                  (h) "Dividend Date" shall mean (i) February 15 of each year provided that the immediately preceding calendar year is an Excess Net Income Year and (ii) any other date upon which any payment on Liquidation or by way of redemption is made on either the Series A Preferred Stock or the Series B Preferred Stock.

                  (i) "Dividend Rate" shall mean eight percent (8%) per annum of the applicable Original Issuance Price.

                  (j) "Excess Net Income Year" shall mean any calendar year in which the Corporation's Net Income for such calendar year is equal to or greater than twice the amount of the dividends which accrued during the same calendar year only on the Series A Preferred Stock and the Series B Preferred Stock.

                  (k) "Existing Stockholders" shall mean P. Beard, T. Beard, R. Booth, J. Dellaria, S. Hassensin, J. Ketcham, J. Kirchner, R. Knudson, J. Koppel, R. Koppel, N. Montgomery, A. Nee, W. Neighbor, K. Sullivan, AlgoRhythmic, Technologies Ltd., Forth Investments, LLC, Universal City Studios, Inc.

                  (l) "Existing Stockholder Warrants" means warrants issued by the Corporation to the Existing Stockholders that are exercisable for an aggregate of

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         4,253,327 shares of the Corporation's Common Stock, at an exercise price per share of $6.057.

                  (m) "H&Q Warrants" means any warrants for capital stock of the Corporation issued to H&Q Digital Theater Systems Investors, L.P. on or before January 27, 2000.

                  (n) "Imperial Bank Warrants" means any warrants for capital stock of the Corporation issued to Imperial Bank on or before January 27, 2000.

                  (o) "Initial Public Offering" shall mean the Corporation's initial Public Offering.

                  (p) "Issuance Date" shall mean, with respect to each share of Series A Preferred Stock and each share of Series B Preferred Stock, the date upon which such share was originally issued.

                  (q) "Junior Stock" shall mean, (i) with respect to (a) the Series B Preferred Stock's rights of payment of dividends, all other classes and series of equity securities of the Corporation now existing or hereafter created, including the Common Stock which are junior in right of payment of dividends to the Series B Preferred Stock but excluding the Series A Preferred Stock which is pari passu with the Series B Preferred Stock in payment of dividends and (b) the Series B Preferred Stock's rights of payment on liquidation, all other classes and series of equity securities of the Corporation now existing or hereafter created, including the Series A Preferred Stock and Common Stock which are junior in right of payment on liquidation to the Series B Preferred Stock; and (ii) with respect to the Series A Preferred Stock, all other classes and series of equity securities of the Corporation now existing or hereafter created, including the Common Stock which are junior in right of payment of dividends or on liquidation to the Series A Preferred Stock but excluding the Series B Preferred Stock which is pari passu with the Series A Preferred Stock in payment of dividends and senior to the Series A Preferred in payment on liquidation.

                  (r) "Liquidation" shall mean (i) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or (ii) any Sale.

                  (s)      "Liquidation Date" has the meaning set forth in
         Section 3(b) of Article IV.

                  (t)      "Mandatory Redemption" has the meaning set forth in
         Section 4(a) of Article IV.

                  (u)      "Mandatory Redemption Date" shall mean the earlier of
         (i) May 24, 2004 and (ii) the date that a Liquidation is consummated.

                  (v) "Mandatory Redemption Price" shall mean the price per share of the Series A Preferred Stock or the Series B Preferred Stock, as applicable, equal to the applicable Original Issuance Price plus an amount equal to accrued but unpaid dividends for such security from the applicable Original Issuance Date to the Mandatory Redemption Date.

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                  (w)      "Net Income" shall mean for any period the net income
         of the Corporation and its subsidiaries on a consolidated basis for such period computed in accordance with generally accepted accounting principles, adjusted to exclude extraordinary, unusual or non-recurring gains.

                  (x) "Original Issuance Date" shall mean (i) with respect to the Series A Preferred Stock, October 24, 1997 and (ii) with respect to the Series B Preferred Stock, January 27, 2000.

                  (y) "Original Issuance Price" shall mean $2.019 per share with respect to the Series A Preferred Stock and $2.019 per share with respect to the Series B Preferred Stock, or, with respect to shares of the Series A Preferred Stock and the Series B Preferred Stock issued after the Original Issuance Date, the price at which such shares are issued.

                  (z) "Preferred Liquidation Preference" shall mean with respect to the Series A Preferred Stock, the Series A Preferred Liquidation Preference and with respect to the Series B Preferred Stock, the Series B Preferred Liquidation Preference.

                  (aa) "Preferred Stock" shall mean the Corporation's preferred stock, $.0001 par value per share.

                  (bb) "Preferred Stock Directors" has the meaning set forth in Section 5(d) of Article IV.

                  (cc) "Public Offering" shall mean the sale in an underwritten public offering registered under the Securities Act of shares of capital stock of the Corporation.

                  (dd) "Redemption Date" shall mean a Mandatory Redemption Date or the Series A Preferred Optional Redemption Date , as applicable.

                  (ee) "Redemption Price" shall mean the Mandatory Redemption Price or the Series A Preferred Optional Redemption Price, as applicable.

                  (ff) "Sale" shall mean any sale of the Corporation, whether by (i) sale, abandonment, transfer, lease or disposition of all or substantially all of the properties and assets of the Corporation or any subsidiary (which owns substantially all of the Corporation's assets on a fully consolidated basis) thereof (other than to any wholly owned subsidiary of the Corporation and other than a pledge of assets to secure indebtedness), (ii) sale, transfer or other disposition of its securities representing in excess of 50% of the Common Stock equivalent voting rights of the Corporation (on a fully converted basis), (iii) the merger or consolidation of the Corporation or any subsidiary (which owns substantially all of the Corporation's assets on a fully consolidated basis) thereof with or into any other entity or entities in which case the holders of the authorized capital stock of the Corporation immediately prior to such merger or consolidation shall hold, after giving effect to such merger or consolidation, securities of the surviving or resultant entity representing in the aggregate no greater than 50% of the common stock

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         equivalent or substantially equivalent voting rights of such entity (on a fully converted basis) or (iv) an Initial Public Offering.

                  (gg) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (hh) "Series A Preferred Dividend" shall mean, with respect to any share of Series A Preferred Stock, whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of dividends, (i) that amount which shall be equal to dividends on such share payable in accordance with Section 2(a) of Article IV for the period of time elapsed from the Issuance Date of such share of Series A Preferred Stock to the date in question, plus (ii) any other dividends or distributions required to be paid on such share of Series A Preferred Stock which in each case remain unpaid at such time.

                  (ii) "Series A Preferred Excluded Securities" shall mean, in each case, from and after the Series A Preferred Stock Original Issuance Date (i) any options issued or issuable pursuant to a Stock Option Plan and any shares of Common Stock issuable upon exercise of any options granted pursuant to such a Stock Option Plan; provided that any shares of Common Stock which are so issued or issuable shall not exceed 4,142,102 shares of Common Stock in the aggregate, (ii) stock issued upon the conversion of any Convertible Securities or the exercise of any options, warrants or other rights to acquire capital stock of the Corporation issued, including without limitation the Existing Stockholder Warrants, the Spielberg Warrants, the Universal Warrants, the H&Q Warrants, the Imperial Bank Warrants and the warrants issuable (or potentially issuable) to the holders of the Series B Preferred Stock, (iii) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation, and (iv) Common Stock issued in a Public Offering.

                  (jj) "Series A Preferred Liquidation Preference" shall mean, at any point in time and with respect to each share of Series A Preferred Stock, an amount per share equal to the Original Issuance Price of such share, plus the amount of any accrued but unpaid Series A Preferred Dividends on such share, through the date in question.

                  (kk) "Series A Preferred Optional Redemption" has the meaning set forth in Section 4(a) of Article IV.

                  (ll) "Series A Preferred Optional Redemption Date" shall mean the date that any Series A Preferred Optional Redemption is consummated.

                  (mm) "Series A Preferred Optional Redemption Price" shall mean a per share price equal to the sum of the (i) the Mandatory Redemption Price (calculated as of the Series A Preferred Optional Redemption Date instead of the Mandatory Redemption Date) plus (ii) an amount (if any) necessary so that a holder of Series A Preferred Stock redeemed pursuant to a Series A Preferred Optional Redemption will have the same consideration after the payment of all related federal, state and local income taxes as such holder would have received if such redemption qualified as a substantially

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         disproportionate redemption of stock under Section 302 (b) of the
         Internal Revenue Code of 1986, as amended.

                  (nn) "Series A Preferred Stock" shall mean the Corporation's Series A Redeemable Preferred Stock, $0.0001 par value per share, which shall be pari passu with the Series B Preferred Stock in right of payment of dividends but junior to the Series B Preferred Stock in right of payment on liquidation.

                  (oo) "Series A Warrants" shall mean the warrants for the Corporation's Common Stock issued to the holders of Series A Preferred Stock.

                  (pp) "Series B Preferred Dividend" shall mean, with respect to any share of Series B Preferred Stock, whether or not there shall have been net profits or net assets of the Corporation legally available for the payment of dividends, (i) that amount which shall be equal to dividends on such share payable in accordance with Section 2(a) of Article IV for the period of time elapsed from the Issuance Date of such share of Series B Preferred Stock to the date in question, plus (ii) any other dividends or distributions required to be paid on such share of Series B Preferred Stork which in each case remain unpaid at such time.

                  (qq)     "Series B Preferred Excluded Securities" shall mean
         (i) any options issued or issuable pursuant to a Stock Option Plan from and after the Series B Preferred Original Issuance Date and any shares of Common Stock issuable upon exercise of any options granted pursuant to such an Stock Option Plan; provided that any shares of Common Stock which are so issued or issuable shall not exceed 4,142,102 shares of Common Stock in the aggregate, (ii) stock issued upon the conversion of any Convertible Securities outstanding on the Series B Preferred Original Issuance Date (including the Series B Warrants) or upon the exercise of any options, warrants or other rights to acquire capital stock of the Corporation issued on or before, the Series B Preferred Original Issuance Date, (iii) stock issued in connection with any stock split, stock dividend or recapitalization by the Corporation and (iv) Common Stock issued in a Public Offering.

                  (rr) "Series B Preferred Liquidation Preference" shall mean, at any point in time and with respect to each share of Series B Preferred Stock, an amount per share equal to the Original Issuance Price of such share, plus the amount of any accrued but unpaid Series B Preferred Dividends on such share, through the date in question.

                  (ss) "Series B Preferred Stock" shall mean the Corporation's Series B Redeemable Preferred Stock, $.0001 par value per share which shall be pari passu with the Series A Preferred Stock in right of payment of dividends but senior to the Series A Preferred Stock in right of payment on liquidation.

                  (tt) "Series B Redemption Note" has the meaning set forth in Section 4(c) of Article IV.

                  (uu) "Series B Warrants" shall mean the warrants for the Corporation's Common Stock issued to the holders of Series B Preferred Stock.

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                  (vv)     "Spielberg" shall mean Steven Spielberg or Forth
         Investments, LLC (an entity not less than majority-owned or controlled by Steven Spielberg) and his or its Affiliates.

                  (ww) "Spielberg Warrants" shall mean any warrants for capital stock of the Corporation issued to Spielberg on or before January 27, 2000.

                  (xx) "Stockholders Agreement" shall mean the Stockholders Agreement dated as of October 24, 1997 by and among the Corporation and Stockholders (as defined therein).

                  (yy) "Stock Option Plan" shall mean any stock option plan adopted by the Company and any other grants of stock options made by the Company, in each case granted to employees, directors and independent contractors to the Company or its subsidiaries.

                  (zz) "Universal" shall mean Universal City Studios, Inc. and its Affiliates.

                  (aaa) "Universal Warrants" shall mean any warrants for capital stock of the Corporation issued to Universal on or before January 27, 2000.

         SECTION 2.        DIVIDENDS.

         (a) Each holder of record of shares of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive when, as and if declared by the Board, out of legally available funds therefor, cash dividends payable at the Dividend Rate on the shares of the Series A Preferred Stock and the Series B Preferred Stock, respectively (x) for the period commencing on the Original Issuance Date and ending on December 31, 2000 in the case of the Series B Preferred Stock, and ending on December 31, 1997 in the case of the Series A Preferred Stock, and (y) for each annual dividend period (an "Annual Dividend Period") thereafter, which Annual Dividend Period shall commence on January 1 of each year and shall end on and shall include December 31 of such year. Each of such dividends shall be fully cumulative and shall accrue (whether or not declared ) from the Original Issuance Date. All accrued and unpaid dividends shall be paid on each Dividend Date out of legally available funds therefor; provided, however, that if any dividends are payable on a Dividend Date because the Corporation had an Excess Net Income Year, the amount of the dividend payable on such Dividend Date shall be equal to the dividend which accrued only during such Excess Net Income Year. No other dividends shall be paid on any capital stock of the Corporation unless and until all Series A Preferred Stock and the Series B Preferred Stock are fully redeemed and all amount due the holders of the Series A Preferred Stock and the Series B Preferred Stock in connection therewith are paid in full including without limitation the payment of all accrued and unpaid dividends set forth in this
Section 2(a). In addition to any other dividend payments required or permissible pursuant to this Section 2 of this Article IV, the Corporation shall, when, as and if declared by the Board, pay all or any portion of the accrued but unpaid dividends as determined by the Board on the Series A Preferred Stock and the Series B Preferred Stock on any Dividend Date or at any other time determined by the Board. Notwithstanding any of the foregoing, any dividends on the

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Series A Preferred Stock and Series B Preferred Stock that are not paid on any date upon which dividends are payable shall continue to accrue hereunder.

         (b) Dividends on the Series A Preferred Stock and the Series B Preferred Stock for any period other than a full Annual Dividend Period shall be computed on the basis of a three-hundred sixty (360) day year consisting of twelve (12) thirty-day months.

         (c) All dividends paid with respect to the shares of the Series A Preferred Stock and the Series B Preferred Stock shall be paid pro rata to the holders of the Series A Preferred Stock and the Series B Preferred Stock.

         (d) The obligation to pay dividends on the Series A and Series B Preferred Stock shall be in preference to and in priority over any dividends upon any Junior Stock. The Series A and Series B Preferred Stock shall be pari passu with respect to payment of dividends.

         (e) In addition to the dividends provided for above, in the event that the Corporation shall declare a cash dividend on shares of Common Stock, subject to the prior rights of the Series A and Series B Preferred Stock, the holder of each share of Series A and Series B Preferred Stock shall be entitled to receive a cash dividend, simultaneously with and in an amount equal to the amount paid to the holder of each share of Common Stock.

         (f)      In addition to the dividends set forth in Section 2(a) and
Section 2(e) of this Article IV, subject to the prior rights of the Series A Preferred Stock and the Series B Preferred Stock, in the event that the Corporation shall declare a non-cash dividend or distribution upon its Common Stock including, without limitation, any distribution of capital stock (other than Common Stock) of the Corporation, stock or other assets or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), the holders of Series A and B Preferred Stock shall be entitled to a proportionate share of any such distribution based upon the number of shares of the Series A Preferred Stock and the Series B Preferred Stock which they hold.

SECTION 3.        LIQUIDATION.

         (a) In the event of any Liquidation, the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                           (i)      Subject to any modification of rights
pursuant to the provisions of Section 5(c) of this Article IV, the holder of each share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution to any holder of any share of Junior Stock (which Junior Stock shall, for purposes of this Section 3, be deemed to include the Series A Preferred Stock), for each share of such Series B Preferred Stock, an amount equal to the Series B Preferred Liquidation Preference for such share of Series B Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series B Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3(a)(i), then the holders of Series B Preferred Stock shall share ratably in any distribution of the assets of the Corporation based on the respective amounts which would be payable to them

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in respect of the shares held by them upon such distribution pursuant to this
Section 3(a)(i), if all amounts payable on or with respect to such shares were paid in full.

                           (ii)     Subject to any modification of rights
pursuant to the provisions of Section 5(b) of this Article IV and after all distributions pursuant to Section 3(a)(i) above, the holder of each share of Series A Preferred Stock, shall be entitled to receive, prior and in preference to any distribution to any holder of any share of Junior Stock, for each share of such Series A Preferred Stock, an amount in cash equal to the Series A Preferred Liquidation Preference for such share of Series A Preferred Stock. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit the payment of the full preferential amount set forth in this Section 3(a)(ii), then the holders of Series A Preferred Stock shall share ratably in any distribution of the assets of the Corporation based on the respective amounts which would be payable to them in respect of the shares held by them upon such distribution pursuant to this Section 3(a)(ii), if all amounts payable on or with respect to such shares were paid in full.

                           (iii)    After all distributions pursuant to
Sections 3(a)(i) and 3(a)(ii) above have been made, the remaining assets of the Corporation available for distribution, if any, to the stockholders of the Corporation shall be distributed to the holders of shares of the Junior Stock as may be permitted pursuant to the Certificate of Incorporation.

         (b) The Corporation shall mail a written notice of the Liquidation to each holder of record of shares of the Series A Preferred Stock and the Series B Preferred Stock, at his or its post office address last shown on the records of the Corporation, not less than 30 days prior to the date on which the Liquidation is to be consummated (the "Liquidation Date").

SECTION 4.        MANDATORY AND OPTIONAL REDEMPTION.

         (a) The Corporation shall redeem on the Mandatory Redemption Date all shares of the Series A Preferred Stock and the Series B Preferred Stock outstanding in cash at the applicable Mandatory Redemption Price for each such share (the "Mandatory Redemption"). The Corporation shall have an option of redeeming at any time prior to the Mandatory Redemption Date all or any portion of the shares of Series A Preferred Stock outstanding in cash at a price per share equal to the Series A Preferred Optional Redemption Price (the "Series A Preferred Optional Redemption"). The Corporation must pay all accrued but unpaid dividends on the Series B Preferred Stock on any Series A Preferred Optional Redemption Date on or prior to such Series A Preferred Optional Redemption Date.

         (b) On the Mandatory Redemption Date, if the Corporation is legally prohibited from paying in cash all consideration described in Section 4(a) of this Article IV, the Corporation shall pay in cash the amount of consideration that it may legally pay in the following order of priority:

                  (i) first, all accrued but unpaid Series A Preferred Dividends and Series B Preferred Dividends shall be paid to the holders of the Series A Preferred Stock and the Series B Preferred Stock, respectively;

                  (ii) next, the holders of the Series A Preferred Stock shall be paid in cash the Mandatory Redemption Price for each share of Series A Preferred Stock outstanding; and

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                  (iii)    next, the holders of the Series B Preferred Stock
shall be paid in cash the applicable Mandatory Redemption Price for each share of Series B Preferred Stock.

                  Unless the Mandatory Redemption is in connection with a Liquidation, and notwithstanding any other provision in this Section 4 to the contrary, the Corporation shall have the option exercisable in its sole discretion, to pay to each holder of the Series B Preferred Stock all or any portion of the aggregate consideration owed to such holder pursuant to a promissory note in favor of such holder bearing interest at the Dividend Rate until such promissory note is paid in full (a "Series B Redemption Note"). The principal amount of each such Series B Redemption Note will be payable in equal amounts on January 27, 2005 and January 27, 2006. All accrued but unpaid interest on each Series B Redemption Note shall also be due and payable on each of January 27, 2005 and January 27, 2006. The Series B Redemption Notes shall also have such covenants, default interest rates and acceleration provisions as determined by the holders of a majority of the Series B Preferred Stock in their sole discretion. Each holder of the Series B Preferred Stock shall receive the same proportion of cash and notes on the Mandatory Redemption Date. If the Mandatory Redemption is in connection with a Liquidation, all of the Series B Preferred Mandatory Redemption Price shall be paid in cash and in full.

         (c) At least 20 days prior to a Mandatory Redemption Date, the Corporation shall deliver a notice to each holder of the Series A Preferred Stock and the Series B Preferred Stock setting forth (A) the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, held by such holder to be redeemed by the Corporation, (B) the calculation of the applicable Mandatory Redemption Price and the aggregate consideration that such holder will receive, (C) in the case of holders of Series B Preferred Stock, the aggregate amount of any cash and the principal amount of any Series B Redemption Note that such holder will receive and (D) the place at which such holder may obtain payment upon surrender of such holder's share certificates.

         (d) If the Corporation elects to cause a Series A Preferred Optional Redemption, the Corporation shall deliver at least 20 days prior written notice to each holder of the Series A Preferred Stock and Series B Preferred Stock stating (A) the aggregate amount of Series A Preferred Stock that the Corporation has elected to redeem, pro rata, pursuant to the Series A Preferred Optional Redemption, (B) the date of such redemption (the "Series A Optional Redemption Date"), (C) in the case of the notices going to each holder of Series A Preferred Stock, (x) the number of shares of Series A Preferred Stock held by such holder to be redeemed by the Corporation, (y) the calculation of the Series A Preferred Optional Redemption Price and the aggregate consideration payable to such holder and (z) the place at which such holder may obtain payment upon surrender of such holder's Series A Preferred Stock certificates and (D) in the case of the notices going to each holder of the Series B Preferred Stock, the calculation of the accrued but unpaid dividends on the Series B Preferred Stock through the Optional Redemption Date to be paid to such holders on or prior to the Series A Optional Redemption Date..

         (e) On and after any Redemption Date (unless default shall be made by the Corporation in the payment of the applicable Redemption Price for each share subject to redemption, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed, except the right to receive the applicable Redemption Price for each share subject to redemption, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Corporation.

         (f) Any communication or notice relating to redemption given pursuant to this Section 4 shall be sent by first-class certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight carrier to the holders of record of shares of Series A Preferred Stock or Series B Preferred Stock as the case may be at their respective addresses as the same shall appear on the books of the Corporation. At any time on or after the applicable Redemption Date, the holders of record of shares of Series A Preferred Stock and Series B Preferred Stock being redeemed on such Redemption Date in accordance with this Section 4 shall be entitled to receive the applicable Redemption Price for each share subject to redemption upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. Each such surrendered certificate shall be canceled. If less than all of the shares represented by any certificate is redeemed, a new certificate shall be issued representing the shares not redeemed.

         SECTION 5.        VOTING; PREFERRED STOCK DIRECTORS; BOARD OF
                           DIRECTORS.

         (a)      (i)      In addition to the rights hereinafter specified in
this Section 5 and any other rights provided by law or the By-laws of the Corporation, each share of Series A Preferred Stock shall entitle the holder thereof to one vote per share (subject to adjustment in the event of a stock split, stock dividend, reverse stock split, or similar action taken by the Company with respect to the Common Stock) (provided, however, that for each share of Common Stock issued pursuant to the exercise of a Series A Warrant, the holder thereof shall forfeit the equivalent number of votes that attach to such holder's then-held Series A Preferred Stock), and shall further entitle the holder thereof to vote on all matters (except for the election of directors of the Corporation, which is addressed in Section 5(d) below) as to which holders of Common Stock shall be entitled to vote (with the number of votes specified in this Section 5(a)), together with such holders of Common Stock and the holders of Series B Preferred Stock as one class and in the same manner and with the same effect as such holders of Common Stock.

         (ii)     In addition to the rights hereunder specified in this
Section 5 and any other rights provided by law or the By-laws of the Corporation, each share of Series B Preferred Stock shall entitle the holder thereof to one vote per share (subject to adjustment in the event of a stock split, stock dividend, reverse stock split, or similar action taken by the Company with respect to the Common Stock) (provided, however, that for each share of Common Stock issued pursuant to the exercise of a Series B Warrant, that holder thereof shall forfeit the equivalent number of votes that attach to such holder's then held Series B Preferred Stock), and shall further entitle the holder thereof to vote on all matters (except for the election of directors of the Corporation, which is addressed in Section 5(d) below) as to which holders of Common Stock shall be entitled to vote (with the number of votes specified in this Section 5(a)), together with such holders of Common Stock and the holders of the Series A Preferred Stock as one class and in the same manner and with the same effect as such holders of Common Stock.

         (b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the affirmative consent or approval of the holders of at least 66 2/3% by combined voting power, of the then outstanding shares of Series A Preferred Stock (voting as a single class), given by written consent in lieu of meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of Series A Preferred Stock in the manner provided by law:

                           (i)      in any manner alter or change the terms,
designations, powers, preferences, or relative, participating optional or other special rights, or the qualifications, limitations or restrictions, or, except as provided below in Section 5(b)(ii) below increase the number of outstanding shares of, the Series A Preferred Stock;

                           (ii)     in any manner authorize, create, designate,
issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock (other than Series A Preferred Excluded Securities) or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividends, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is senior to or pari passu with the Series A Preferred Stock, or which in any manner adversely affects the holder of the Series A Preferred Stock; provided, however, that the Corporation shall be permitted to redeem that portion of the Imperial Bank Warrants that Imperial Bank is not permitted to own pursuant to applicable regulatory requirements;

                           (iii)    reclassify the shares of any class or series
of Junior Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or pari passu with the Series A Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of the Series A Preferred Stock in their capacity as such;

                           (iv)     incur indebtedness, other than (x) pursuant
to (or permitted by) agreements in effect as the Original Issuance Date (provided that the refinancing of any such permitted indebtedness shall be permitted) and (y) the Series B Redemption Notes;

                           (v)      commence a Liquidation, or take any action
to cause any amendment, alteration or repeal of any of the provisions of (A) the Certificate of Incorporation or (B) the By-laws;

                           (vi)     repurchase capital stock of the Corporation,
other than as required hereunder or as permitted pursuant to agreements in effect as of the date hereof or pursuant to agreements with employees entered after October 24, 1997 or as required pursuant to the terms hereof; or

                           (vii)    except for dividends on Junior Stock payable
solely in additional shares of Common Stock, unless all accrued dividends on all outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been paid or declared and set aside for payment, declare, pay or set apart for payment any dividend or any other distribution (whether in cash or obligations of the Corporation or other properties) upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration

(or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any Junior Stock) by the Corporation (except for the redemption or purchase of shares of Common Stock permitted pursuant to agreements entered between the Corporation and its employees).

         (c) So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary to, without the affirmative consent or approval of the holders of at least 75%, by voting power, of the then outstanding shares of Series B Preferred Stock, given by written consent in lieu of meeting or by vote at a meeting called for such purpose for which notice shall have been given to the holders of Series B Preferred Stock is the manner provided by law:

                           (i)      in any manner alter or change the terms,
designations, powers, preferences or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions, or increase the number of outstanding shares of, the Series B Preferred Stock;

                           (ii)     in any manner authorize, create, designate,
issue or sell any class or series of capital stock (including any shares of treasury stock) or rights, options, warrants or other securities convertible into or exercisable or exchangeable for capital stock (other than Series B Preferred Excluded Securities) or any debt security which by its terms is convertible into or exchangeable for any equity security or has any other equity feature or any security that is a combination of debt and equity, which, in each case, as to the payment of dividend, distribution of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, is senior to or pari passu with the Series B Preferred Stock or which in any manner adversely affects the holders of the Series B Preferred Stock; provided, however, that the Corporation shall be permitted to redeem that portion of the warrants for capital stock of the Corporation issued to Imperial Bank, on or before October 24, 1997 that Imperial Bank is not permitted to own pursuant to applicable regulatory requirements;

                           (iii)    reclassify the shares of any class or series
of Junior Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distributions of assets or redemptions, including, without limitation, distributions to be made upon a Liquidation, senior to or pari passu with the Series B Preferred Stock, or (B) which in any manner adversely affects the rights of the holders of the Series B Preferred Stock in their capacity as such;

                           (iv)     incur indebtedness, other than (x) pursuant
to (or permitted by) agreements in effect as of the Original Issuance Date (provided that the refinancing of any such permitted indebtedness shall be permitted) and (y) the Series B Redemption Notes;

                           (v)      commence a Liquidation, or take any to cause
any amendment, alteration or repeal of any of the provisions of (A) the Certificate of Incorporation or (B) the Bylaws;

                           (vi)     repurchase capital stock of the Corporation,
other than as required hereunder or as permitted pursuant to agreements in effect as of the date hereof or pursuant to agreements with employees entered after January 27, 2000 or as required pursuant to the terms hereof; or

                           (vii)    except for dividends on Junior Stock payable
solely in additional shares of Common Stock, unless all accrued dividends on all outstanding shares of the Series A Preferred Stock and the Series B Preferred Stock shall have been paid or declared and set aside for payment, declare, pay or set apart for payment any dividend or any other distribution (whether in cash or obligations of the Corporation or other properties) upon any Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any Junior Stock) by the Corporation (except for the redemption or purchase of shares of Common Stock permitted pursuant to agreements entered between the Corporation and its employees); provided, however, the Corporation shall be permitted to redeem shares of Series A Preferred Stock as provided in Section 4 of this Article IV.

         (d)      In addition to the rights specified in Section 5(a) of this
Article IV, the holders of a majority of the shares of Series A and B Preferred Stock then outstanding, voting together as one class, shall have the special and exclusive right to elect two directors of the Board of Directors of the Company until all the shares of the Series A Preferred Stock and the Series B Preferred Stock are redeemed (a "Director Appointment Termination"). Any director elected pursuant to this Section 5(d) of this Article IV shall be referred to as a "Preferred Stock Director" and shall have such voting rights with respect to matters presented to, or actions taken by, the Board as described in Section 5(i) of this Article IV. A Preferred Stock Director may be removed at any time only by the vote of the holders of a majority of the Series A Preferred Stock and the Series B Preferred Stock then outstanding voting together as a class. The Corporation shall take all actions necessary to effectuate the terms and provisions of this Section 5. The special voting and removal rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock contained in this Section 5 may be exercised either at a special meeting of the holders of the Series A Preferred Stock and the Series B Preferred Stock then outstanding called as provided below, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting.

         (e) A vacancy in the directorships to be elected by the holders of the then outstanding Series A and B Preferred Stock pursuant to this Section 5 may be filled by the written consent in lieu of a meeting of the holders of at least a majority of the combined voting power of the Series A Preferred Stock and the Series B Preferred Stock then outstanding. If the vacancy has not been filled by such written consent in lieu of a meeting, then the Secretary of the Corporation shall, upon the written request of the holders of record of shares representing at least a majority of the combined voting power of the Series A Preferred Stock and Series B Preferred Stock then outstanding, call a special meeting of the holders of the Series A Preferred Stock and the Series B Preferred Stock then outstanding for the purpose of electing a director to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date, and at such place, as is specified in or determined in accordance with the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within 2 days after personal service of such written request on him or her, then the holders of record of shares representing at least a majority of the combined voting power of the Series A Preferred Stock and the Series B Preferred Stock then outstanding may designate in writing one of their members to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at such place as specified in such notice. Any holder of the Series A Preferred Stock or Series B Preferred Stock so designated shall have access to the stock books of the Corporation relating to the then outstanding Series A Preferred Stock and Series B Preferred Stock for the purpose of calling a meeting of the stockholders pursuant to these provisions.

         (f) At any meeting held for the purpose of electing directors as provided in this Section 5, the presence, in person or by proxy, of the holders of record of shares representing at least a majority of the combined voting power of the Series A Preferred Stock and the Series B Preferred Stock then outstanding shall be required to constitute a quorum of the Series A Preferred Stock and the Series B Preferred Stock for such election. At any such meeting or adjournment thereof, the absence of such a quorum of the Series A Preferred Stock and the Series B Preferred Stock then outstanding shall not prevent the election of directors other than the director or directors to be elected by holders of the Series A Preferred Stock and the Series B Preferred Stock as contemplated in this Section 5, and the absence of a quorum for the election of such other directors shall not prevent the election of the director or directors to be elected by the holders of the then outstanding Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 5. In the absence of either or both of such quorums, the holders of record of shares representing at least a majority of the voting power present in person or by proxy of the class of stock which lacks a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting.

         (g) The Board of Directors of the Corporation shall consist of seven members each of which shall hold office until the next annual meeting after the date hereof and until his successors is duly elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. As of the date hereof, the members of the Board of Directors shall be Dan Slusser, Jon Kirchner, Steven Friedman, James McElwee and Terry Beard, with two Board seats vacant. Of the members of the Board of Directors referred to in the immediately preceding sentence, Messrs. Friedman and McElwee shall be the Preferred Stock Directors for purposes of this Certificate of Incorporation. Any director may resign at any time effective upon giving written notice to the Corporation, unless the notice specifies a later time for the effectiveness of such resignation.

         (h) Upon the request of the holders of at least 66 2/3% of the issued and outstanding shares of Series A and B Preferred Stock (acting together as a single class), the Corporation will raise additional equity financing or consummate a Sale, in each case on such terms as such holders shall reasonably request. If the holders of at least 66 2/3% of the issued and outstanding shares of Series A and B Preferred Stock make such a request, then each share of Series A and B Preferred Stock shall entitle the holder thereof to ten times the number of votes that such holders would ordinarily be entitled to, with respect to matters relating to such equity financing or Sale.

         (i) The Preferred Stock Directors shall each automatically be entitled to 25.5% of the aggregate votes represented by all members of the Board in office at the time in question on all matters presented to, or actions taken by, the Board until the redemption in full pursuant to Section 4 of this Article IV of all shares of the Series A Preferred Stock and Series B Preferred

Stock. The 49.9% of the aggregate votes of the members of the Board not allocated to the Preferred Stock Directors shall be allocated pro rata among the other members of the Board then in office.

                                   ARTICLE V

         The Corporation is to have perpetual existence.

                                   ARTICLE VI

         In furtherance and not in limitation of the powers conferred by statute:

         A. The Board of Directors of the Corporation is expressly authorized, to adopt, amend, alter, or repeal the By-Laws of the Corporation, subject to Section 5 of Article IV hereof.

         B. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the By-Laws of the Corporation shall so provide.

         C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                                  ARTICLE VII

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists, or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                                  ARTICLE VIII

         A. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other then an action by or in the right of the Corporation), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit, or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article VIII, except as set forth in Section F below, the Corporation shall not indemnify an indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

         B. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such action, suit, or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

         C. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article VIII, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in Sections A and B of this Article VIII, or in defense of any claim, issue, or matter therein, or on appeal from any such action, suit, or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit, or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without: (i) the disposition being adverse to the Indemnitee; (ii) an adjudication that the Indemnitee was liable to the Corporation; (iii) a plea of guilty or nolo contendere by the Indemnitee; (iv) an adjudication that the Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

         D. Notification and Defense of Claim. As a condition precedent to the right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding, or investigation involving Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding, or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section D. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless: (i) the employment of counsel by the Indemnitee has been authorized by the Corporation; (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation except as otherwise expressly provided by this Article VIII. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause
(ii) above.

         E. Advance of Expenses. Subject to the provisions of Section F below, in the event that the Corporation does not assume the defense pursuant to Section D of this Article VIII of any action, suit, proceeding, or investigation of which the Corporation receives notice under this Article VIII, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding, or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VIII. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

         F. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections A, B, C or E of this Article VIII the Indemnitee must submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advance of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section A, B or E the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section A or B, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the

Corporation consisting of persons who are not at that time parties to the action, suit, or proceeding in question ("disinterested directors"), even though less than a quorum, (b) the majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, or proceeding in question, (c) independent legal counsel (who may be regular counsel to the Corporation), or (d) a court of competent jurisdiction.

         G. Remedies. The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Indemnitee in the Court of Chancery of Delaware if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section F. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article VIII shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section F that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

         H. Subsequent Amendment. No amendment, termination, or repeal of this Article VIII or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or repeal.

         I. Other Rights. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, or vote of the stockholders or disinterested directors or otherwise, both as to action in a Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has caused to be a director or officer, and shall inure to the benefit of the estate, heirs, executors, and administrators of the Indemnitee. Nothing contained in this Article VIII shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article VIII. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VIII.

         J. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article VIII to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines, or amounts paid in settlement actually and reasonably incurred by or on Indemnitee's behalf in connection with any action, suit, proceeding, or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines, or amounts paid in settlement to which the Indemnitee is entitled.

         K. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise (including an employee benefit plan) against any expense, liability, or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware or the provisions hereof.

         L. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation or the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article VIII with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the date of such merger or consolidation.

         M. Savings Clauses. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement in connection with any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including any action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this
Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

         N. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and
Section 145(i).

         O. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article VIII to expand further the indemnification permitted to Indemnitee, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

                                   ARTICLE IX

         The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

         4. This Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware and written notice of the adoption of this Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by Dan Slusser, its authorized officer, this 23rd day of October 2002.

                                                   DIGITAL THEATER SYSTEMS, INC.

                                                   By: /s/ Dan Slusser
                                                       -------------------------
                                                       Name: Dan Slusser
                                                       Title: Chairman

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